UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 22, 2016

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Woodbury, New York and Brignais, France – September 22, 2016. Research Frontiers licensee Vision Systems announced that to meet growing demand, it has established a special new division dedicated to the design, production and marketing of SPD-Smart windows and other products using Research Frontiers patented light-control technology. SPD-Smart Electronically Dimmable Windows (EDWs) are a core product of Vision Systems which are enjoying a rapidly growing revenue base in aerospace, rail, marine and automotive applications.

In a Vision Systems press release this week, Carl Putman, CEO of Vision Systems, stated: “The dimmable solutions are the company’s flagship products. Originally designed for the demanding aviation industry, they are now spreading swiftly to the land transport and marine markets. This new business unit will help us remain at the forefront of the competition with in-house expertise and a network of partners with specific skills that are complementary to our own.”

Up until now, Vision Systems was divided into two business units, one dedicated to aeronautics and the other one to the land transport and marine industries. This newly created third business unit will focus on serving the yacht, rail, motorhome, truck, specialty vehicle and coach/bus markets. The implementation of a competence center committed to the development of complete dimmable solutions including the cinematics and electronics, such as panoramic roofs, sliding systems, bay windows and very large openings, will allow the company to better respond to the specific needs of its customers for the integration of these solutions in complex environments.

The launch of Vision Systems’ Smart Lite division was attended earlier this month by Research Frontiers CEO Joseph Harary. At the ceremony, Mr. Harary noted, “I was honored to have been invited to this major development for the SPD-SmartGlass industry. With approximately 40 people working in this division, and an equal number of support staff, Vision Systems’ new Smart Lite division marks the largest team ever assembled in the world that is specifically dedicated to the SPD-SmartGlass business. When one considers the launch customers that Vision Systems now has in each of its major market segments, their success with our technology has clearly made them a world leader in innovative shading products.”

Vision Systems’ SPD-Smart electronically dimmable windows (EDWs) provide unprecedented passenger benefits on all types of aircraft in the air and marine craft on the water, and occupant benefits on a wide variety of vehicles on the ground. By enabling users to precisely control the amount of daylight and glare coming through windows, people can instantly tune the tint of the EDWs to a comfortable level while continuing to enjoy views, rather than blocking their view with a shade. The system delivers many other practical benefits including a cooler interior due to remarkable thermal insulation properties, and a quieter interior due to acoustic insulation properties.

This week, Vision Systems has also launched a new website, which features a new corporate video on their dimmable solutions using SPD technology. It also has information on exciting SPD EDW developments to be showcased in multiple locations at this week’s Innotrans transport vehicle show in Berlin, including the showcase of the new Aeroliner 3000 bullet train project.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated September 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

By:	/s/ Seth L. Van Voorhees
Name:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 23, 2016